                                  EXHIBIT 10.2

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

        AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement") entered into as of August 11, 2004, between RAMDAS RAO ("Employee") and AMBIENT CORPORATION, a Delaware corporation (collectively, the "Company").

        WHEREAS, Employee and the Company entered into an employment agreement dated as of September 27, 2000, as amended as of November 3, 2002, pursuant to which Employee serves as the Company's Chief Network Architect (the "Original Agreement");

        WHEREAS, the Company and Employee desire to amend and restate the Original Agreement in its entirety, all on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

        1.      EMPLOYMENT

        The Company agrees to employ Employee, and Employee hereby agrees to such employment, subject to the terms and conditions set forth in this Agreement.

        2.      TERM

        The employment under this Agreement shall become effective as of August 1, 2004 (the "Effective Date") and continue through December 31, 2006, unless Employee's employment is otherwise terminated earlier by the Company or Employee in accordance with Section 5 hereof (the "Initial Term"). If not otherwise terminated this Agreement shall automatically renew for successive one year terms at the end of the Initial Term, unless either Party gives notice of its intent not to renew at least 60 days prior to termination of term

        3.      POSITIONS AND DUTIES

        (a) Upon the commencement of the Initial Term, Employee shall continue to occupy the position and perform the duties of Chief Network Architect of the Company on a full-time basis. In his capacity as Chief Network Architect, Employee shall report directly to, and be responsible to, the Chief Executive Officer of the Company, or such other Company officer as shall be designated by the Chief Executive Officer. Employee shall perform duties and responsibilities as are consistent with the position described above which relate to the business of Company, or of any affiliates or subsidiaries of the Company, or any business ventures in which Company, its affiliates or subsidiaries may participate and as are assigned to him from time to time by the Chief Executive Officer.

        (b) Employee shall devote 100% of his working time, attention and energies to the business of the Company and shall assume and perform such further reasonable and lawful responsibilities and duties as may be assigned or directed by the Board.

        (c) Employee agrees that he will at all times devote his reasonable best efforts, skill and ability to promote the Company's interests and work with the Chief Executive Officer and the other executives of the Company.

        (d) Employee acknowledges and agrees that he is required to observe all the lawful rules and policies of the Company generally applicable to senior executives to the extent they are not inconsistent with the terms of this Agreement.

        4.      COMPENSATION AND BENEFITS

        For the full and faithful performance of the services to be rendered by Employee, in consideration of Employee's obligations under this Agreement, provided Employee is not in material breach of this Agreement and that Employee is employed by the Company as of each relevant payment date, and it being understood and agreed by Employee and the Company that Employee would not be entitled to the full compensation package and benefits without his absolute commitment to comply with his undertakings set forth in this Agreement, the Company shall pay to Employee and Employee shall be entitled to receive:

        (a) BASE SALARY. Company will pay to Employee during the term of his employment under this Agreement, a base salary at the annual rate of One hundred seventy-one thousand Dollars ($171,000) per annum less required deductions for state and federal withholding tax, social security and other employee taxes (said amounts hereinafter referred to as the "Base Salary"). Any Base Salary payable hereunder shall be paid in regular intervals in accordance with the Company's payroll practices, but no less frequently than once each month. Subject to review at January 1st of each year, commencing on January 1, 2005, Employee's Base Salary may, at the discretion of the Chief Executive Officer, be increased for the succeeding calendar year, for each such subsequent year of employment during the Initial Term.

        (b)     INCENTIVE COMPENSATION.

        (i) In addition to his Base Salary, Employee shall be eligible for an annual incentive cash compensation as determined by the Compensation Committee of the Board of directors ("Compensation Committee").

        (ii) COMPANY PLANS. Employee shall be eligible to participate, on terms no less favorable than those afforded to other executives of the Company, in any incentive compensation plan that may hereafter be adopted by the Company for its executives and management employees from time to time. Such participation shall be subject to the terms of the applicable plans, generally applicable policies of the Company, applicable law and the discretion of the Board of Directors. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Company to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

        (c) STOCK OPTION GRANTS. Upon execution of this agreement Employer shall grant to Employee under the Company's 2000 Equity Incentive Plan (the "Plan"), in addition to the options previously granted to the Employee, additional options as follows: 750,000 options vesting in equal monthly installments over 24 months. 375,000 options shall have an exercise price equal to the fair market value as of the date of this Agreement and 375,000 options shall have an exercise price of $0.50 per share. In each month one half of the vesting options shall be those exercisable at market price and the other one half at $0.50. The Options shall be evidenced by a written stock option agreement, in form satisfactory to the Employer, executed by the Employer and the Employee. The shares underlying the Options shall be fully paid and non-assessable. The Company shall recommend to the Compensation Committee of the Company to effect such grant under the Plan. The Options, once vested, may be exercised during the period that this agreement remains in effect and for a period of twelve (12) months thereafter.

        (d) BENEFITS: Employee shall be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability insurance plans, retirement plans, 401(k) and other benefit plans which are available to any other executives of the Company. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Company, and applicable law.

        (e) EXPENSE REIMBURSEMENT. The Company shall promptly pay the reasonable, business-related expenses incurred by Employee in the performance of his duties hereunder, including, without limitation, those incurred in connection with business related travel, telecommunications and entertainment, or, if such expenses are paid directly by Employee, shall promptly reimburse the Employee for such payment, provided that Employee has properly accounted therefore in accordance with Company policy.

        (f) VACATION. Employee shall be entitled to four (4) weeks paid vacation in accordance with the Company's vacation policies for its executives, as in effect from time to time, but in no event less than four (4) weeks per year. The timing and duration of any vacation shall be taken at such time so as not to interfere with Employee's responsibilities and commitment to the company as determined by the Chief Executive Officer. Employee shall also be entitled to all paid holidays given by the Company to its employees.

        5.      TERMINATION.

        Employee's services shall terminate upon the first to occur of the following events:

        (a) The expiration of the Initial Term or any renewal term, if applicable;

        (b) Upon Employee's date of death or the date Employee is given written notice that he has been determined to be disabled by the Company. For purposes of this Agreement, Employee shall be deemed to be disabled if Employee, as a result of illness or incapacity, shall be unable to perform substantially his required duties for a period of sixty (60) consecutive days or an aggregate of ninety (90) days in any twelve (12) month period ("Incapacity"). Termination of Employee's employment by the Company due to Incapacity shall be communicated to Employee by written notice to Employee and shall be effective on the tenth
(10) day after receipt of such notice by Employee, unless Employee returns to full-time performance of his required duties before such tenth (10th) day;

        (c) On the date Employee is terminated by the Company for "Cause." For purposes of this Agreement, Cause shall be defined as: (i) Employee's conviction of, or plea of nolo contendere, to any felony or to a crime involving moral depravity or fraud; (ii) Employee's commission of an act of dishonesty or fraud or breach of fiduciary duty or act that has a adverse effect on the name or public image of the Company (iii) Employee's commission of an act of willful misconduct or gross negligence, as determined by the Board, provided the Employee shall have the opportunity to state his case before the Board prior to the Board taking such decision to so terminate the Employee; (iv) the failure of Employee to substantially perform his duties under this Agreement; (v) the material breach of any of Employee's material obligations under this Agreement;
(vi) the failure of Employee to follow a lawful directive of the Chief Executive Officer or the Board Of Directors or (vii) excessive absenteeism, chronic alcoholism or any other form of addiction that prevents Employee from performing the essential functions of his position with or without a reasonable accommodation; provided, however, that the Company may terminate Employee's employment for Cause, as to ( (iv) or (v) above, only after failure by Employee to correct or cure, or to commence or to continue to pursue the correction or curing of, such conduct or omission within ten (10) days after receipt by Employee of written notice by the Company of each specific claim of any such misconduct or failure.

        (d) On the date Employee terminates his employment with the Company for Good Reason (as defined below) by giving the Chief Executive Officer of the Company thirty (30) calendar days written notice of intent to terminate, ("Notice Period") which notice sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such Good Reason termination. For the purposes of this Agreement, "Good Reason" shall mean, without Employee's express written consent, the occurrence of any one or more of the following: (i) the assignment of Employee to duties materially and substantially inconsistent with Employee's authorities, duties and responsibilities, (ii) the breach by the Company of any of its material obligations under this Agreement or (iii) the failure of the Company to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform this Agreement.

        (e) On the date Employee terminates his employment without Good Reason, provided that Employee shall give the Company thirty (30) days written notice prior to such date of his intention to terminate his employment ("Notice Period"); or

        (f) On the date the Company terminates Employee's employment for any reason, other than a reason set forth in Sections 6(b) or 6(c), provided that the Company shall give Employee thirty (30) days written notice prior to such date of its intention to terminate Employee's employment ("Notice Period"). During such Notice Period, Employee will continue to perform his duties and responsibilities unless the Company advises Employee otherwise. Notwithstanding anything to the contrary contained herein, in the event that the Company requests that Employee vacate the premises immediately upon the furnishing of the Notice Period, then the amounts payable under this Section 6(f) shall be subsumed under the payments payable under Section 7(c) such that Employee will not be entitled to the amount otherwise payable in respect of the Notice Period.

        6.      RIGHTS UPON TERMINATION.

        (a) Upon termination of Employee's employment by either party for any reason, or by virtue of the expiration of the Initial Term or any renewal term, if applicable, all rights Employee has to payment under this Agreement shall cease as of the effective date of the termination, and except as expressly provided herein or as may be provided under any employee benefit plan or as required by law, Employee shall not be entitled to any additional compensation, commission, bonus, perquisites, or benefits with the exception of this Section 6 which shall survive termination of this agreement as outlined herein.

        (b) Upon termination of Employee's employment (i) by the Company for Cause, (ii) by the Company for reason of Employee's death or Incapacity or (iii) by Employee without Good Reason, the Company shall pay to Employee or Employee's estate or representatives, as the case may be, his Base Salary and any benefits and outstanding reimbursable expenses accrued and payable to him through the last day of his actual employment by the Company.

        (c) If at anytime during the Initial Term Employee's employment is terminated by Employee pursuant to Section 5(d) or by the Company pursuant to
Section 5(f) hereof, then, Employee's Base Salary and benefits shall continue (in the customary manner in which Company has paid the base salary and benefits) for the remainder of the term, provided, that, if the amount otherwise payable through the remainder of the Initial Term is less than twelve (12) months, then, notwithstanding anything to the contrary contained herein, Employee shall be paid Base Salary and benefits as herein provided for such lesser period. In addition, subject to the provisions of this Agreement, the Company shall reimburse Employee for all outstanding reimbursable expenses.

        In order to be eligible for the severance benefits as set forth in this
Section 6(c), Employee must (i) execute and deliver to the Company a general release, in a form satisfactory to the Company, and (ii) be and remain in full compliance with his obligations under this Agreement. In the event Employee breaches any obligation under this Agreement or the NDA any and all payments or benefits provided for in this Section 6(c) shall cease immediately.

        (d) Notwithstanding the foregoing, in the event that this Agreement shall have been terminated by Employee pursuant to Section 5(d) or Section 5(e) or by the Company pursuant to Section 5(f) hereof, upon the request of the Company the Employee shall vacate his position and the Company's premises (if applicable) on a date specified by the Company which is earlier than the end of the Notice Period specified above upon payment to Employee, in one lump sum on the effective date of termination, the base salary and benefits payable until the end of the Notice Period, from the effective date of termination until the end of such Notice Period, less required deductions for state and federal withholding tax, social security and other employee taxes.

        (e) This agreement automatically shall terminate upon the death of Employee, except that Employee's estate shall be entitled to receive any amount accrued under Section 4(a) and any other amount to which Employee was entitled of the time of his death Upon the Employee's death, all stock options, warrants and stock appreciation rights granted by the employer to employee under any plan or otherwise prior to the date of Employee's death, shall become vested, accelerate and become immediately exercisable by the Employee's Estate for a period of six (6) months from the date of Employee's death. In the event the Employee owned or was entitled to receive any unregistered securities of Employer, then Employer must use its reasonable best efforts to effect the registration of all such securities as soon as practical, and the estate of the Employee shall then have six (6) months after the effective date of the registration statement to exercise said options for the previously unregistered securities.

        7.      CONFIDENTIALITY AND NON COMPETITION AGREEMENT

Employee shall execute the Employee Confidentiality and Non-Competition Agreement annexed hereto as EXHIBIT A ("NDA"), which shall be incorporated by reference into this Agreement and made a part hereof. All references herein to this Agreement shall be construed to include EXHIBIT A.

Employee understands that entering into and complying with the NDA is a condition to Employee 's continued employment with the Company and that failure to comply with the terms and conditions of these provisions may result in termination "for cause" under this Agreement and in other damages to the Company.

        8.      COOPERATION FOLLOWING TERMINATION

Employee agrees that, following notice of termination of his employment until the date of his termination, he shall in good faith cooperate with the Company in all matters relating to the completion of his pending work on behalf of the Company and the orderly transition of such work to such other employees as the Company may designate. Employee further agrees that during and following the termination of his employment he shall in good faith cooperate with the Company as to any and all claims, controversies, disputes or complaints over which he has any knowledge or that may relate to his employment relationship with the Company; provided, however, that (a) Employee will be reimbursed by the Company for any out of pocket expenses incurred pursuant to his duties under this
Section 8 and reasonably compensated for his time, and (b) Employee's obligation to cooperate under this Section 8 shall in no way preclude Employee from seeking to enforce his rights under this Agreement. Such cooperation includes, but is not limited to, providing the Company with all information known to him related to such claims, controversies, disputes or complaints and appearing and giving testimony in any forum.

        9.      GOVERNING LAW

Except as otherwise explicitly noted, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflict of law rules of New York).

        10.     INTEGRATION

This Agreement constitutes the entire understanding between the parties hereto relating to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and agreements related to the subject matter hereof made prior to the date hereof.

        11.     MODIFICATIONS AND AMENDMENTS

        This Agreement may be modified or amended only by an instrument in writing executed by the parties hereto and approved in writing by the Board of Directors. Such modification or amendment will not become effective until such approval has been given.

        12.     SEVERABILITY

        If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

        13.     NOTICE

        For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given as of the date if delivered in person or by telecopy, on the next business day, if sent by a nationally recognized overnight courier service, and on the second business day if mailed by registered mail, return receipt requested, postage prepaid, in each case addressed as follows:

IF TO THE EMPLOYEE:

Ramdas Rao
c/o Ambient Corporation
79 Chapel Street
Newton, MA 02458

IF TO THE COMPANY:

Ambient Corporation
79 Chapel Street
Newton, MA 02458

with a copy to:
David Aboudi
Aboudi and Brounstein
3 Gavish St., Ind. Zone Kfar Saba, Israel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall be effective upon receipt.

        14.     WAIVER

        The observation or performance of any condition or obligation imposed upon Employee hereunder may be waived only upon the written consent of the Board of Directors. Such waiver shall be limited to the terms thereof and shall not constitute a waiver of any other condition or obligation of the Employee under this Agreement.

        15.     ASSIGNMENT

        The rights and obligations of the Company in this Agreement shall inure to its benefit and be binding upon its successors-in-interest (whether by merger, consolidation, reorganization, sale of stock or assets or otherwise), and the Company may assign this Agreement to any affiliate. This Agreement, being for the personal services of Employee, shall not be assignable by Employee.

        16.     HEADINGS

The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

        17.     COUNTERPARTS

        This Agreement may be executed in one or more counterparts, each of which counterparts, when taken together, shall constitute but one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              AMBIENT CORPORATION.




        BY:
            ----------------------------
            NAME: JOHN J. JOYCE
            TITLE: CHIEF EXECUTIVE OFFICER
            DATE: AUGUST  11, 2004

                                    EMPLOYEE




        --------------------------------
        RAMDAS RAO

                                    EXHIBIT A

                               AMBIENT CORPORATION

             EMPLOYEE CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


        THIS EMPLOYEE CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (this "Agreement") entered into as of the 11 day of August 2004, by and between AMBIENT CORPORATION, a Delaware corporation with its principal place of business at 79 Chapel Street, Newton, MA 02458 (hereinafter called the "COMPANY") and Ramdas Rao (hereinafter called "EMPLOYEE").

                              W I T N E S S E T H:

        WHEREAS, in pursuing its power line telecommunications business, Company has developed and acquired valuable proprietary information, technology, intellectual property, inventions, trade secrets, production and marketing plans, equipment, business methods and strategic plans; and

        WHEREAS, the secrecy of Company's proprietary information, trade secrets and inventions, and the protection of its patents, are essential, because Company is engaged in a highly competitive industry which requires a substantial continuing commitment to research, development and innovation to remain competitive; and

        WHEREAS, it has been and will continue to be necessary for Company to impart to Employee knowledge of its proprietary information, inventions and trade secrets and to involve Employee in various aspects of research, development, business methods and business plans, during which involvement, of necessity, Employee will gain additional knowledge of Company's inventions, trade secrets and other confidential information, all for the purpose of equipping and enabling Employee to discharge his duties effectively to the mutual advantage of himself and Company; and

        WHEREAS, Employee recognizes that Company must, for its protection, place reasonable limitations on Employee's ability to use and disclose Company's proprietary information, inventions and trade secrets and, further, that Company, in order that such limitations shall be effective, must have the right to enforce such limitations by way of injunctive relief, both temporary and permanent;

        NOW THEREFORE, in consideration for the employment of Employee by the Company and in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

        Section 1. INVENTIONS.

        1.1 Any and all inventions, ideas, improvements, processes, formula and discoveries, whether or not patentable, conceived, devised, made, acquired or reduced to practice by Employee, either alone or in conjunction with others, during the period of Employee's employment by Company (including, without limitation, prior employment by Company and/or its subsidiaries) which relate or reasonably appertain to the business engaged in by Company or its subsidiaries, or to any products now manufactured, advertised or sold by Company or its subsidiaries, or to any products in the process of development by Company or its subsidiaries, or to any similar or competitive products, or to the method or process of making or using any such products, or which result from duties or tasks assigned to Employee by Company, whether so devised, made, acquired or reduced to practice during working hours or otherwise, with the materials and tools of Company or its subsidiaries or otherwise, and (except as provided in Section 1.2) whether done before or after the execution of this Agreement, shall be the sole and exclusive property of Company; and Employee shall, without further compensation or consideration, but at the expense of Company:

                (a) fully and promptly disclose to Company all information with respect to such inventions, ideas, improvements, processes, formulae and discoveries;

                (b) whenever requested by Company, promptly execute and cooperate in the filing and prosecution of any and all applications, assignments and other instruments which Company shall deem necessary in order to apply for and obtain Letters Patent of the United States and of foreign countries for such inventions, ideas, improvements, processes, formulae and discoveries, and in order to assign and convey to Company, or to Company's nominee, the sole and exclusive right, title and interest in and to such inventions, ideas, improvements, processes, formula and discoveries or any applications or patents thereon; and

                (c) whenever requested by Company, promptly deliver to Company evidence with respect to such inventions, ideas, improvements, processes, formulae and discoveries for the purpose of any legal proceedings and testify with respect thereto in any legal proceedings.

        1.2 Employee has, on Attachment A hereof, listed and provided a complete description of all inventions, ideas, improvements, processes, formulae and discoveries, both patented and unpatented, which Employee has conceived, devised, made, acquired or reduced to practice prior to entering the employ of Company and in which Employee claims a proprietary interest. Employee represents that said list is complete and agrees that only those items listed and fully described and identified on Attachment A are to be excluded from this Agreement.

        Section 2. CONFIDENTIAL INFORMATION.

        2.1 Employee shall exercise utmost diligence to protect and guard the secret and confidential proprietary information, technology, intellectual property, inventions, trade secrets, production and marketing plans, equipment, business methods and strategic plans of Company and its subsidiaries, relating to the business engaged in by Company and its subsidiaries (hereinafter collectively referred to as "Confidential Information"). Confidential Information shall not include any information that: (a) was in Employee's possession prior to Employee's employment with Company; (b) is or becomes a matter of public knowledge through no fault of Employee or Company; (c) is rightfully received by Employee from a third party that is not under any duty of confidentiality with respect to such information; or (d) is generally made available to third parties by Company without any restrictions on disclosure. In each case the burden of proof shall be on Employee to show by tangible evidence.

        2.2 Neither during Employee's employment by Company nor thereafter shall Employee, directly or indirectly, use for himself or another, or disclose to another, any Confidential Information which has in any manner come into the Employee's knowledge, except as such disclosure or use may be reasonably required in connection with his employment by Company or may be consented to in advance in writing by Company.

        2.3 Each of the foregoing obligations of Employee regarding Confidential Information shall also apply with respect to Confidential Information of customers, suppliers, contractors, joint venturers, affiliates and others with whom Company or any of its subsidiaries has a business relationship.

        Section 3. NON-COMPETITION.

        3.1 During the Non-Compete Period (as defined below), Employee shall not, without the prior unanimous written approval of the President of Company, perform any of the following acts:

                        (A) accept employment with any business wherever located which engages in any business in the Territory (as hereinafter defined) in the design, development, production, sale or distribution of any product or component that directly or indirectly competes with a product or component (i) being designed, produced, sold or distributed by the Company or any of its affiliates (ii) or to which the Company or any of its affiliates shall then have proprietary rights; or

                        (B) directly or indirectly, for himself or an behalf of others, as an individual on his own account or as an employee, agent or representative for any person, partnership, firm or corporation, engage in, aid in the operation of, contribute his knowledge to, or own, manage, operate or participate in the ownership, management or control of any business wherever located which engages in the Territory in the design, development, production, sale or distribution of any product or component that directly or indirectly competes with a product or component (i) being designed, produced, sold or distributed by the Company or any of its affiliates (ii) or to which the Company or any of its affiliates shall then have proprietary rights. Nothing contained in this Section 3 shall be construed to prohibit Employee from owning, either of record or beneficially, not more than five percent (5%) of the shares or other equity interest of any publicly traded entity, even if that entity is in the business engaged in by Company or any of its subsidiaries.

        3.2 Employee and Company agree that, in view of the character of Employee's work and of the business engaged in by Company and its subsidiaries, in view of the nature of the market in which Company and its subsidiaries compete, it is reasonable and necessary for the protection of Company and its subsidiaries that the "Territory" referred to in Section 3.1 include the United States of America.

        3.3 The provisions of this Section 3 shall not in any way or to any extent limit the obligations of Employee under any other Section of this Agreement.

        3.4 For purposes of this Agreement. The Non-Compete Period shall be one (1) year after the effective date of the termination of Employee's employment by Company or any of its subsidiaries (the "Termination Date").

        Section 4. EMPLOYEE, CUSTOMER OR SUPPLIER INTERFERENCE. During the term of his employment with the Company and for two (2) years after the Termination Date, Employee shall not, directly or indirectly, for himself or on behalf of others, (a) induce or attempt to induce any other employee to quit Company's employ or the employ of any Company subsidiary, interfere with or disrupt Company's or the subsidiary's relationship with any other employee or solicit, entice, take or employ any other employee of Company or the subsidiary; and/or
(b) call upon, solicit, divert or attempt to solicit or divert from Company or its subsidiaries any of their customers or suppliers, or potential customers or suppliers whose business was solicited by Company or one of its subsidiaries, or who were identified in writing by Company or one of its subsidiaries as a potential customer or supplier, during Employee's employment with Company; provided, however, that nothing in this Section 4.1 shall be deemed to prohibit Employee from calling upon or soliciting a customer or supplier if such action relates solely to a business or matter that is not competitive with Company and its subsidiaries.

        Section 5. MISCELLANEOUS.

        5.1 Each covenant set forth in this Agreement is separate and distinct from every other covenant and, if any such covenant, or any part of any such covenant, is declared to be invalid by a court of competent jurisdiction, the remaining obligations of this Agreement shall be deemed to be independent and divisible and shall remain in full force and effect as if the invalid covenant or covenants never were part of this Agreement. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision or otherwise modify such provision to the extent necessary to make it enforceable, and that the Agreement in its modified form shall be valid and enforceable to the full extent permitted by law.

        5.2 Failure on Company's part to exercise any rights or privileges granted to it by this Agreement or to insist upon the full performance of all obligations or duties assumed by Employee shall not be construed as waiving any such rights, privileges, obligations or duties, or as creating any custom contrary thereto.

        5.3 If Employee shall violate any of the terms of this Agreement, Company, in addition to any other remedies it may have, shall be entitled to an injunction (including a temporary restraining order and/or a temporary and/or a preliminary injunction), without the necessity of proving actual damages and without the posting of a bond, to be issued by any court of equity of competent jurisdiction, enjoining and restraining Employee from such wrongful acts, and Employee shall reimburse Company for all reasonable attorneys' fees and expenses incurred by it to enforce this Agreement.

        5.5 The provisions hereof shall survive and continue in full force and effect after termination of Employee's employment with Company, whether such termination is with or without cause, or is voluntary or involuntary.

        5.6 Whenever written notice is required to be given by this Agreement, adequate notice shall be deemed to have been given if the written notice is sent by first class mail addressed as follows:

                (a) To Employee at either his last known residence or his place of business as noted on the records of Company;

                (b)     To Company as shown below:
                        AMBIENT CORPORATION
                        79 Chapel Street
                        Newton, MA  02458
                        Attn:  Chairman of the Board

        5.7 The validity of this Agreement shall be determined under and shall be governed in all respects by, the laws of the State of Massachusetts, even though all or a substantial part of Employee's duties may be performed elsewhere. The parties agree to submit to the jurisdiction of any appropriate state court of record or federal district court in the district in which the Company's offices are located for purposes of resolving any dispute arising under this Agreement.

        5.8 This Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

        5.9 This Agreement contains the entire agreement between the parties and Employee agrees that no other promises or inducements have been made unless contained in writing, attached hereto or incorporated herein by reference.

        IN WITNESS WHEREOF, the parties hereto have signed this Agreement in duplicate as of the date first above written.


EMPLOYEE                            AMBIENT CORPORATION


____________________________        By __________________________
Ramdas Rao                          Name:  John J. Joyce
                                    Title: CEO / President

                                    EXHIBIT A

                                       TO

              EMPLOYEE CONFIDENTIALITY AND NONCOMPETITION AGREEMENT

Ambient Corporation
________________________
________________________
Att: President

        1. The following is a complete list of all inventions or improvements relevant to the subject matter of employment by COMPANY which have been made or conceived or first reduced to practice by me alone or jointly with others prior to the date hereof.

        __  No Inventions   __ See Below   (__  Additional sheets attached)

________________________________________________________________________________

________________________________________________________________________________

        2. I propose to bring to my employment by COMPANY the following material and documents of a former employer which are not personally available to the public, which materials and documents may be used in my employment.

        __  No Inventions   __ See Below   (__  Additional sheets attached)

________________________________________________________________________________

________________________________________________________________________________

        The signature below confirms that my continued possession and use of these materials is authorized.

                                         Very truly yours,


                                         ___________________________


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